UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2014

The ADT Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35502	45-4517261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1501 Yamato Road

Boca Raton, Florida 33431

(Address of Principal Executive Offices) (Zip Code)

(561) 988-3600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

The ADT Corporation (the “Company”) issued a press release on April 30, 2014 announcing that it had executed a definitive agreement to acquire Reliance Protectron Inc., a subsidiary of Reliance Comfort Limited Partnership, a portfolio company of investment funds managed by Alinda Capital Partners, for total cash consideration of CAD $555 million (approximately USD $500 million). A copy of the press release is attached as Exhibit 99.1 and incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of The ADT Corporation, dated April 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2014	THE ADT CORPORATION

	By:	/s/ N. David Bleisch
	Name:	N. David Bleisch
	Title:	Senior Vice President, Chief Legal Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of The ADT Corporation, dated April 30, 2014.